                        ALTERNATIVE LOAN TRUST 2006-39CB
                                 Issuing Entity

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                                  $808,983,132

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                             DATED NOVEMBER 30, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-39CB DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING DECEMBER 26, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

                  INITIAL CLASS
                   CERTIFICATE
                 BALANCE/INITIAL    PASS-THROUGH
               NOTIONAL AMOUNT(1)      RATE(2)
               ------------------   ------------
Class 1-A-1      $ 40,000,000             6.00%
Class 1-A-2      $  3,810,000         Floating
Class 1-A-3      $    635,000         Floating
Class 1-A-4      $ 13,502,000             6.00%
Class 1-A-5      $  2,339,000             6.00%
Class 1-A-6      $ 60,000,000         Floating
Class 1-A-7      $ 60,000,000(3)      Floating
Class 1-A-8      $ 20,000,000             6.00%
Class 1-A-9      $  9,735,000             6.00%
Class 1-A-10     $ 78,000,000             6.00%
Class 1-A-11     $100,000,000         Floating
Class 1-A-12     $100,000,000(3)      Floating
Class 1-A-13     $    247,000             6.00%
Class 1-A-14     $  7,330,286         Floating
Class 1-A-15     $  1,221,714         Floating
Class 1-A-16     $ 37,094,000             6.00%
Class 1-A-17     $139,510,000             6.00%
Class 1-A-18     $ 28,876,000             6.00%
Class 1-A-19     $ 16,498,000             6.00%

                  INITIAL CLASS
                   CERTIFICATE
                 BALANCE/INITIAL    PASS-THROUGH
               NOTIONAL AMOUNT(1)      RATE(2)
               ------------------   -------------
Class 1-A-20    $ 30,000,000              6.00%
Class 1-X       $500,143,577(3)       Variable
Class 2-A-1     $106,071,428          Floating
Class 2-A-2     $176,056,778(3)       Floating
Class 2-A-3     $  6,520,622                (4)
Class 2-A-4     $ 66,431,250          Floating
Class 2-A-5     $  3,554,100          Floating
Class 2-X       $189,999,376(3)       Variable
Class PO        $  2,843,632                (4)
Class A-R       $        100              6.00%
Class M-1       $ 15,542,000          Variable
Class M-2       $  4,090,000          Variable
Class M-3       $  6,135,000          Variable
Class M-4       $  2,045,000          Variable
Class M-5       $  2,044,000          Variable
Class M-6       $  2,454,000          Variable
Class M-7       $  1,227,000          Variable
Class B-1       $  1,227,000          Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings are listed in the tables under "Summary -- Description of the Certificates" beginning on page S-7 of this free writing prospectus.

(3) The Class 1-A-7, Class 1-A-12, Class 2-A-2, Class 1-X and Class 2-X Certificates are interest-only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class 2-A-3 and Class PO Certificates are principal only certificates and will not accrue interest.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-24 IN THIS FREE WRITING PROSPECTUS AND ON PAGE 2 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

ISSUING ENTITY

Alternative Loan Trust 2006-39CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan in loan group 2 and for any mortgage loan in loan group 1 conveyed to the issuing entity on the closing date, the later of November 1, 2006 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan in loan group 1 conveyed to the issuing entity after the closing date, the later of the origination for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about November 30, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the group 1 mortgage loans conveyed to the issuing entity on the closing date is less than $625,000,000, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $94,183,186.

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) December 31, 2006.

Use of Pre-Funded Amount:

The pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the group 1 certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Each loan group will consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Additional mortgage loans may be included during the funding period. Further, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the initial cut-off date information regarding the actual initial mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the aggregate current principal balance of the initial mortgage loans in both loan groups was approximately $723,798,619 and the initial mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance           $530,816,814
Geographic Concentrations in excess of 10%:
   California                                 30.63%
Weighted Average Original LTV Ratio           67.30%
Weighted Average Mortgage Rate                6.520%
Range of Mortgage Rates                       4.750% to 8.250%
Average Current Principal Balance             $225,018
Range of Current Principal Balances           $17,910 to $640,000
Weighted Average Remaining Term to Maturity   360 months
Weighted Average FICO Credit Score            718

LOAN GROUP 2

Aggregate Current Principal Balance           $192,981,805
Geographic Concentrations in excess of 10%:
   California                                 8.82%
   Florida                                    16.75%
Weighted Average Original LTV Ratio           78.87%
Weighted Average Mortgage Rate                8.052%
Range of Mortgage Rates                       7.375% to 10.500%
Average Current Principal Balance             $181,545
Range of Current Principal Balances           $11,250 to $712,034
Weighted Average Remaining Term to Maturity   358 months
Weighted Average FICO Credit Score            693

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                  INITIAL CLASS
                   CERTIFICATE                                             INITIAL                         INITIAL
                BALANCE / INITIAL                                          RATING         INITIAL          RATING
    CLASS      NOTIONAL AMOUNT(1)                  TYPE                  (FITCH)(2)   RATING (S&P)(2)   (MOODY'S)(2)
    -----      ------------------                  ----                  ----------   ---------------   ------------
OFFERED CERTIFICATES
Class 1-A-1       $ 40,000,000          Senior/Fixed Pass-Through Rate       AAA            AAA              Aaa

Class 1-A-2       $  3,810,000       Senior/Floating Pass-Through Rate       AAA            AAA              Aaa

Class 1-A-3       $    635,000            Senior/Inverse Floating            AAA            AAA              Aaa
                                             Pass-Through Rate

Class 1-A-4       $ 13,502,000            Senior/Fixed Pass-Through          AAA            AAA              Aaa
                                           Rate/NAS/Super Senior

Class 1-A-5       $  2,339,000        Senior/Fixed Pass-Through Rate         AAA            AAA              Aaa

Class 1-A-6       $ 60,000,000       Senior/Floating Pass-Through Rate       AAA            AAA              Aaa

Class 1-A-7       $ 60,000,000            Senior/Inverse Floating            AAA            AAA              Aaa
                                        Pass-Through Rate/Notional
                                            Amount/Interest-Only

Class 1-A-8       $ 20,000,000         Senior/Fixed Pass-Through Rate        AAA            AAA              Aaa

Class 1-A-9       $  9,735,000           Senior/Fixed Pass-Through           AAA            AAA              Aaa
                                       Rate/Accretion Directed/Super
                                                   Senior

Class 1-A-10      $ 78,000,000           Senior/Fixed Pass-Through           AAA            AAA              Aaa
                                          Rate/Accretion Directed

Class 1-A-11      $100,000,000           Senior/Floating Pass-Through        AAA            AAA              Aaa
                                             Rate/Super Senior

Class 1-A-12      $100,000,000           Senior/Inverse Floating             AAA            AAA              Aaa
                                         Pass-Through Rate/Notional
                                            Amount/Interest-Only

Class 1-A-13      $    247,000           Senior/Fixed Pass-Through           AAA            AAA              Aaa
                                                Rate/Accrual

Class 1-A-14      $  7,330,286           Senior/Floating Pass-Through        AAA            AAA              Aaa
                                          Rate/Accretion Directed

Class 1-A-15      $  1,221,714           Senior/Inverse Floating             AAA            AAA              Aaa
                                        Pass-Through Rate/Accretion
                                                  Directed

                  INITIAL CLASS
                   CERTIFICATE                                             INITIAL                         INITIAL
                BALANCE / INITIAL                                          RATING         INITIAL          RATING
    CLASS      NOTIONAL AMOUNT(1)                  TYPE                  (FITCH)(2)   RATING (S&P)(2)   (MOODY'S)(2)
    -----      ------------------                  ----                  ----------   ---------------   ------------
Class 1-A-16      $ 37,094,000           Senior/Fixed Pass-Through           AAA            AAA              Aaa
                                       Rate/Accretion Directed/Super
                                                   Senior

Class 1-A-17      $139,510,000           Senior/Fixed Pass-Through           AAA            AAA              Aaa
                                             Rate/Super Senior

Class 1-A-18      $ 28,876,000        Senior/Fixed Pass-Through Rate         AAA            AAA              Aaa

Class 1-A-19      $ 16,498,000           Senior/Fixed Pass-Through           AAA            AAA              Aa1
                                              Rate/NAS/Support

Class 1-A-20      $ 30,000,000      Senior/Fixed Pass-Through Rate/NAS       AAA            AAA              Aaa

Class 1-X         $500,143,577                Senior/Notional                AAA            AAA              Aaa
                                       Amount/Interest-Only/Variable
                                             Pass-Through Rate

Class 2-A-1       $106,071,428       Senior/Floating Pass-Through Rate      AAA             AAA              Aaa

Class 2-A-2       $176,056,778            Senior/Inverse Floating           AAA             AAA              Aaa
                                        Pass-Through Rate/Notional
                                           Amount/Interest-Only

Class 2-A-3       $  6,520,622             Senior/Principal Only            AAA             AAA              Aaa

Class 2-A-4       $ 66,431,250         Senior/Floating Pass-Through         AAA             AAA              Aaa
                                             Rate/Super Senior

Class 2-A-5       $  3,554,100         Senior/Floating Pass-Through         AAA             AAA              Aa1
                                               Rate/Support

Class 2-X         $189,999,376                Senior/Notional               AAA             AAA              Aaa
                                       Amount/Interest-Only/Variable
                                             Pass-Through Rate

Class PO          $  2,843,632        Senior/Principal Only/Component       AAA             AAA              Aaa

Class A-R         $        100                Senior/Residual               AAA             AAA              Aaa

Class M-1         $ 15,542,000             Subordinate/Variable              AA              AA              Aa2
                                            Pass-Through Rate

Class M-2         $  4,090,000             Subordinate/Variable              AA             AA-              Aa3
                                            Pass-Through Rate

Class M-3         $  6,135,000             Subordinate/Variable               A              A               A2
                                            Pass-Through Rate

Class M-4         $  2,045,000             Subordinate/Variable               A              A-              A3
                                            Pass-Through Rate

Class M-5         $  2,044,000             Subordinate/Variable              A-             BBB+            Baa1
                                            Pass-Through Rate

Class M-6         $  2,454,000             Subordinate/Variable              BBB            BBB             Baa2
                                            Pass-Through Rate

                  INITIAL CLASS
                   CERTIFICATE                                             INITIAL                         INITIAL
                BALANCE / INITIAL                                          RATING         INITIAL          RATING
    CLASS      NOTIONAL AMOUNT(1)                  TYPE                  (FITCH)(2)   RATING (S&P)(2)   (MOODY'S)(2)
    -----      ------------------                  ----                  ----------   ---------------   ------------
Class M-7         $  1,227,000             Subordinate/Variable             BBB             BBB-            Baa3
                                            Pass-Through Rate

Class B-1         $  1,227,000             Subordinate/Variable             BBB-            BB+              Ba1
                                            Pass-Through Rate

NON-OFFERED CERTIFICATES(3)
Class B-2         $  1,227,000             Subordinate/Variable
                                            Pass-Through Rate

Class B-3         $  2,045,000       Subordinate/Variable Pass-Through
                                                   Rate

Class B-4         $  3,272,000       Subordinate/Variable Pass-Through
                                                   Rate

Class B-5         $  2,454,672       Subordinate/Variable Pass-Through
                                                   Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                        INTEREST
                                                                         ACCRUAL
    CLASS           PASS-THROUGH RATE        INTEREST ACCRUAL PERIOD   CONVENTION
    -----           -----------------        -----------------------   ----------
OFFERED
CERTIFICATES
Class 1-A-1               6.00%                 calendar month (1)     30/360 (2)
Class 1-A-2         LIBOR + 0.50% (3)                   (4)            30/360 (2)
Class 1-A-3     39.0% - (6.00 x LIBOR) (3)              (4)            30/360 (2)
Class 1-A-4               6.00%                 calendar month (1)     30/360 (2)
Class 1-A-5               6.00%                 calendar month (1)     30/360 (2)
Class 1-A-6         LIBOR + 0.60% (3)                   (4)            30/360 (2)
Class 1-A-7         5.40% - LIBOR (3)                   (4)            30/360 (2)
Class 1-A-8               6.00%                 calendar month (1)     30/360 (2)
Class 1-A-9               6.00%                 calendar month (1)     30/360 (2)
Class 1-A-10              6.00%                 calendar month (1)     30/360 (2)
Class 1-A-11        LIBOR + 0.65% (3)                   (4)            30/360 (2)
Class 1-A-12        5.35% - LIBOR (3)                   (4)            30/360 (2)
Class 1-A-13              6.00%                 calendar month (1)     30/360 (2)
Class 1-A-14        LIBOR + 0.75% (3)                   (4)            30/360 (2)
Class 1-A-15   37.50% - (6.00 x LIBOR) (3)              (4)            30/360 (2)
Class 1-A-16              6.00%                 calendar month (1)     30/360 (2)
Class 1-A-17              6.00%                 calendar month (1)     30/360 (2)
Class 1-A-18              6.00%                 calendar month (1)     30/360 (2)
Class 1-A-19              6.00%                 calendar month (1)     30/360 (2)
Class 1-A-20              6.00%                 calendar month (1)     30/360 (2)
Class 2-A-1         LIBOR + 0.45% (3)                   (4)            30/360 (2)
Class 2-A-2         6.55% - LIBOR (3)                   (4)            30/360 (2)
Class 2-A-3                (5)                          N/A                N/A
Class 2-A-4         LIBOR + 0.45% (3)                   (4)            30/360 (2)
Class 2-A-5         LIBOR + 0.45% (3)                   (4)            30/360 (2)
Class 1-X                  (6)                  calendar month (1)     30/360 (2)
Class 2-X                  (7)                  calendar month (1)     30/360 (2)
Class A-R                 6.00%                 calendar month (1)     30/360 (2)
Class PO                   (5)                          N/A                N/A
Class M-1                  (8)                  calendar month (1)     30/360 (2)
Class M-2                  (8)                  calendar month (1)     30/360 (2)
Class M-3                  (8)                  calendar month (1)     30/360 (2)
Class M-4                  (8)                  calendar month (1)     30/360 (2)
Class M-5                  (8)                  calendar month (1)     30/360 (2)
Class M-6                  (8)                  calendar month (1)     30/360 (2)
Class M-7                  (8)                  calendar month (1)     30/360 (2)
Class B-1                  (8)                  calendar month (1)     30/360 (2)
NON-OFFERED
CERTIFICATES
Class B-2                  (8)                  calendar month (1)     30/360 (2)
Class B-3                  (8)                  calendar month (1)     30/360 (2)
Class B-4                  (8)                  calendar month (1)     30/360 (2)
Class B-5                  (8)                  calendar month (1)     30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus.

(4) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5) The Class 2-A-3 and Class PO Certificates are principal only certificates and are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

(6) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(7) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.75%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(8) The pass-through rate for each class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the aggregate stated principal balance of the mortgage loans in loan group 1 as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and

     - 6.75% multiplied by the excess of the aggregate stated principal balance of the mortgage loans in loan group 2 as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the subordinated certificates immediately prior to that distribution date. See "Description of Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                                CLASSES/COMPONENTS OF
       DESIGNATION                  CERTIFICATES
       -----------              ---------------------
      Group 1 Senior          Class 1-A-1, Class 1-A-2,
       Certificates           Class 1-A-3, Class 1-A-4,
                              Class 1-A-5, Class 1-A-6,
                              Class 1-A-7, Class 1-A-8,
                             Class 1-A-9, Class 1-A-10,
                             Class 1-A-11, Class 1-A-12,
                             Class 1-A-13, Class 1-A-14,
                             Class 1-A-15, Class 1-A-16,
                             Class 1-A-17, Class 1-A-18,
                             Class 1-A-19, Class 1-A-20,
                               Class 1-X and Class A-R
                             Certificates and Class PO-1
                                      Component

                                CLASSES/COMPONENTS OF
       DESIGNATION                  CERTIFICATES
       -----------              ---------------------
      Group 2 Senior          Class 2-A-1, Class 2-A-2,
       Certificates           Class 2-A-3, Class 2-A-4,
                              Class 2-A-5 and Class 2-X
                            Certificates and Class PO-2
                                      Component

 Senior Certificate Group    Each of the Group 1 Senior
                            Certificates and the Group 2
                                 Senior Certificates

   Senior Certificates       Group 1 Senior Certificates
                                 and Group 2 Senior
                                    Certificates

Subordinated Certificates     Class M Certificates and
                                Class B Certificates

    LIBOR Certificates        Class 1-A-2, Class 1-A-3,
                              Class 1-A-6, Class 1-A-7,
                             Class 1-A-11, Class 1-A-12,
                             Class 1-A-14, Class 1-A-15,
                              Class 2-A-1, Class 2-A-2,
                             Class 2-A-4 and Class 2-A-5
                                    Certificates

   Class X Certificates        Class 1-X and Class 2-X
                                    Certificates

   Class M Certificates      Class M-1, Class M-2, Class
                             M-3, Class M-4, Class M-5,
                               Class M-6 and Class M-7
                                    Certificates

   Class B Certificates         Class B-1, Class B-2,
                              Class B-3, Class B-4 and
                               Class B-5 Certificates

     Notional Amount         Class 1-A-7, Class 1-A-12,
       Certificates          Class 2-A-2, Class 1-X and
                               Class 2-X Certificates

  Class PO Certificates       Class PO-1 and Class PO-2
                                     Components

   Offered Certificates     Senior Certificates, Class M
                            and Class B-1 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-R and Class 1-A-5 Certificates):

$25,000 and multiples of $1.00 in excess thereof.

Class 1-A-5 Certificates

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "-- Restrictions on Transfer of the Class A-R Certificates" in this free writing prospectus.

DISTRIBUTION DATES

Beginning on December 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates, other than the Class 1-A-9 Certificates, is the distribution date in January 2037. The last scheduled distribution date for the Class 1-A-9 Certificates is the distribution date in November 2018. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-10.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-13 Certificates are accrual certificates. Interest will accrue on the Class 1-A-13 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class 1-A-13, Certificates until the accrual termination date, which is the earlier of:

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- the distribution date on which the aggregate class certificate balance of the Class 1-A-9, Class 1-A-10, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the class certificate balance of the Class 1-A-13 Certificates on the related distribution date.

The Class 2-A-3 and Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates entitled to receive or accrete distributions of interest on that distribution date based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

CORRIDOR CONTRACTS

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of two separate interest rate corridor contracts:

-    the Class 1-A-6 corridor contract, and

-    the Class 1-A-11 corridor contract.

Payments under the corridor contracts will be made to the Class 1-A-6 and Class 1-A-11 Certificates, as applicable.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1 and loan group 2 are 6.00% and 6.75%, respectively. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loan in a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer, and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

-    the master servicing fee and additional servicing compensation;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate. The servicing fee rate for each mortgage loan will be 0.250% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and any additional servicing compensation will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class 1-A-13 Certificates and added to its class certificate balance will be distributed as principal in the following order:

(i) in an amount up to $68,000 on each distribution date, to the Class 1-A-9 Certificates, until its class certificate balance is reduced to zero;

(ii) in an amount up to 1% of the accrual amount available pursuant to this rule, in the following order:

     (a) in an amount up to $973,000 on each distribution date, to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero;

     (b) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

     (c) to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero;

(iii) in an amount up to $445,130 on each distribution date, to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero;

(iv) in an aggregate amount up to $973,000 (including any amounts paid pursuant to rule (ii)(a) above) on each distribution date, to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero;

(v) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(vi) sequentially, to the Class 1-A-10, Class 1-A-16, Class 1-A-9 and Class 1-A-13 Certificates, in that order, until their respective class certificate balances are reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

Sequentially:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-4, Class 1-A-19 and Class 1-A-20 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) concurrently,

     (a)  8.8472346718% in the following order:

          (i) in an amount up to $463,500 on each distribution date, to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero;

          (ii) concurrently, to the Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (iii) sequentially, to the Class 1-A-1 and Class 1-A-5 Certificates, in that order, until their respective class certificate balances are reduced to zero;

     (b)  65.8826243670% in the following order:

          (i) in an amount up to $1,000 on each distribution date, concurrently, to the Class 1-A-6 and Class 1-A-11 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (ii) in an amount up to $1,680,000 on each distribution date, concurrently, 10.6165001646% to the Class 1-A-8 Certificates, until its class certificate balance is reduced to zero, and 89.3834998354% in the following order;

               (1) beginning with the distribution date in December 2007, in an amount up to $349,000 on each distribution date, to the Class 1-A-18 Certificates, until its class certificate balance is reduced to zero; and

               (2) sequentially, to the Class 1-A-17 and Class 1-A-18 Certificates, in that order, until their respective class certificate balances are reduced to zero;

          (iii) concurrently, to the Class 1-A-6 and Class 1-A-11 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (iv) concurrently, 10.6165001646% to the Class 1-A-8 Certificates, until its class certificate balance is reduced to zero, and 89.3834998354%, sequentially, to the Class 1-A-17 and Class 1-A-18 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     (c)  25.2701409612% in the following order:

          (i) in an amount up to $68,000 on each distribution date, to the Class 1-A-9 Certificates, until its class certificate balance is reduced to zero;

          (ii) in an amount up to 1% of the senior principal distribution amount available pursuant to this rule, in the following order of priority:

               (1) in an aggregate amount up to $973,000 (including amounts paid pursuant to the Class 1-A-13 accrual amount) on each distribution date, to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero;

               (2) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (3) to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero;

          (iii) in an amount up to $445,130 on each distribution date, to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero;

          (iv) in an aggregate amount up to $973,000 (including any amounts paid pursuant to the Class 1-A-13 accrual amount and rule 3(c)(ii)(1) above) on each distribution date, to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero;

          (v) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (vi) sequentially, to the Class 1-A-10, Class 1-A-16, Class 1-A-9 and Class 1-A-13 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(4) concurrently, to the Class 1-A-4, Class 1-A-19 and Class 1-A-20 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

- concurrently, to the Class 2-A-1, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution or accretion of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not a restricted class, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances or in the case of the Class 1-A-13 Certificates, on the basis of the lesser of its class certificate balance immediately prior to that distribution date and its initial class certificate balance, until their class certificate balances are reduced to zero, except that: (i) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-4, Class 1-A-9, Class 1-A-11, Class 1-A-16, and Class 1-A-17 Certificates will instead be allocated to the Class 1-A-19 Certificates, until its class certificate balance is reduced to zero and (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-4 Certificates will instead be allocated to the Class 2-A-5 Certificates, until its class certificate balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-6 and Class 1-A-11 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, corridor contracts and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-6 and Class 1-A-11 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or the statutory exemption.

LEGAL INVESTMENT

The senior certificates and the Class M-1 and Class M-2 Certificates will be "mortgage related securities" for purposes of the Secondary

Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                           PERCENT
                                                              OF                      WEIGHTED
                                                           INITIAL                    AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  --------  ---------------  ---------  --------  -------------
4.750 ......................       1      $   299,887.50    0.06%      299,887.50       359        744        58.89
5.125 ......................       1          375,000.00    0.07       375,000.00       360        709        65.23
5.250 ......................       1          360,000.00    0.07       360,000.00       360        752        78.26
5.375 ......................       3          859,056.00    0.16       286,352.00       360        731        69.08
5.500 ......................       6        1,512,307.00    0.28       252,051.17       360        721        76.14
5.625 ......................       6        1,609,450.00    0.30       268,241.67       360        736        70.89
5.680 ......................       1          168,000.00    0.03       168,000.00       360        639        88.42
5.750 ......................      15        3,154,311.45    0.59       210,287.43       360        748        65.12
5.795 ......................       1          324,000.00    0.06       324,000.00       360        711        91.78
5.875 ......................      23        5,328,836.00    1.00       231,688.52       360        721        64.12
5.885 ......................       1          138,700.00    0.03       138,700.00       360        786        95.00
5.955 ......................       1          146,250.00    0.03       146,250.00       360        682        90.00
5.999 ......................       1          288,400.00    0.05       288,400.00       360        663        60.42
6.000 ......................      43        8,827,886.73    1.66       205,299.69       360        722        63.66
6.005 ......................       1          256,172.52    0.05       256,172.52       359        688        90.00
6.045 ......................       1           72,100.00    0.01        72,100.00       360        661        90.13
6.060 ......................       1           75,900.00    0.01        75,900.00       360        691        89.29
6.065 ......................       1          148,400.00    0.03       148,400.00       360        755        89.99
6.115 ......................       1           90,000.00    0.02        90,000.00       360        793        90.00
6.125 ......................      65       15,563,185.30    2.93       239,433.62       359        718        66.31
6.130 ......................       4          773,745.64    0.15       193,436.41       360        732        92.60
6.155 ......................      14        2,733,470.00    0.51       195,247.86       360        708        89.13
6.170 ......................       4          913,000.00    0.17       228,250.00       360        696        90.03
6.180 ......................       1          121,397.00    0.02       121,397.00       360        667        89.99
6.205 ......................       2          436,950.00    0.08       218,475.00       360        680        87.84
6.220 ......................       1          226,200.00    0.04       226,200.00       360        725        81.66
6.240 ......................       2          334,368.00    0.06       167,184.00       360        654        90.00
6.250 ......................     251       58,275,294.83   10.98       232,172.49       359        726        63.98
6.255 ......................       3          444,155.00    0.08       148,051.67       360        712        92.04
6.260 ......................       1          266,000.00    0.05       266,000.00       360        697        95.00
6.270 ......................       1          292,800.00    0.06       292,800.00       360        621        88.73
6.280 ......................       1          131,000.00    0.02       131,000.00       360        637        87.33
6.295 ......................       1          127,800.00    0.02       127,800.00       360        627        86.35

                                                           PERCENT
                                                              OF                      WEIGHTED
                                                           INITIAL                    AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  --------  ---------------  ---------  --------  -------------
6.300 ......................       1          108,000.00     0.02      108,000.00       360        755        89.26
6.375 ......................     385       91,280,420.14    17.20      237,092.00       359        727        65.49
6.420 ......................       2          437,950.00     0.08      218,975.00       360        697        95.00
6.455 ......................       1          148,500.00     0.03      148,500.00       360        678        90.00
6.460 ......................       1           85,903.00     0.02       85,903.00       360        732        95.00
6.470 ......................       1          273,000.00     0.05      273,000.00       360        674        82.73
6.480 ......................       1          220,970.00     0.04      220,970.00       360        732        95.00
6.500 ......................     483      112,443,646.34    21.18      232,802.58       360        716        66.22
6.505 ......................       2          446,500.00     0.08      223,250.00       360        628        95.00
6.515 ......................       1          226,800.00     0.04      226,800.00       360        722        90.00
6.545 ......................       4          719,050.00     0.14      179,762.50       360        671        91.70
6.560 ......................       1          362,000.00     0.07      362,000.00       360        714        88.29
6.580 ......................       2          461,750.00     0.09      230,875.00       360        722        88.42
6.615 ......................       2          121,500.00     0.02       60,750.00       360        712        86.28
6.620 ......................       1          217,800.00     0.04      217,800.00       360        767        90.00
6.625 ......................     363       80,015,135.20    15.07      220,427.37       360        722        66.77
6.630 ......................       6        1,063,533.72     0.20      177,255.62       360        687        94.30
6.635 ......................       1          111,530.00     0.02      111,530.00       360        685        95.00
6.640 ......................       3          490,300.00     0.09      163,433.33       360        734        89.32
6.645 ......................       6          985,799.00     0.19      164,299.83       360        701        89.22
6.655 ......................      10        1,691,995.85     0.32      169,199.59       360        701        90.06
6.660 ......................       1          337,460.00     0.06      337,460.00       360        691        89.99
6.670 ......................       3          556,160.00     0.10      185,386.67       360        691        91.33
6.680 ......................       1          232,000.00     0.04      232,000.00       360        640        89.23
6.710 ......................       4          612,298.00     0.12      153,074.50       360        772        94.93
6.720 ......................       1          386,750.00     0.07      386,750.00       360        746        85.00
6.730 ......................       1          117,787.00     0.02      117,787.00       360        718        94.23
6.735 ......................       1          249,300.00     0.05      249,300.00       360        637        90.00
6.745 ......................       1          198,000.00     0.04      198,000.00       360        685        90.00
6.750 ......................     472      106,547,953.67    20.07      225,737.19       360        712        68.95
6.800 ......................       1          189,000.00     0.04      189,000.00       360        716        90.00
6.835 ......................       1          244,500.00     0.05      244,500.00       360        768        89.97
6.865 ......................       1          418,500.00     0.08      418,500.00       360        723        90.00
6.875 ......................      63       10,845,957.92     2.04      172,158.06       360        693        60.14
6.885 ......................       1           17,910.00     0.00       17,910.00       360        725        91.85
6.935 ......................       1          198,000.00     0.04      198,000.00       360        669        90.00
6.960 ......................       1          171,000.00     0.03      171,000.00       360        736        95.00

                                                           PERCENT
                                                             OF                       WEIGHTED
                                                           INITIAL                    AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  --------  ---------------  ---------  --------  -------------
6.97 .......................        2         428,000.00     0.08      214,000.00       360        656        86.58
7.000 ......................       24       4,964,120.31     0.94      206,838.35       360        699        62.89
7.125 ......................       23       4,393,164.16     0.83      191,007.14       359        695        69.08
7.145 ......................        1         197,505.00     0.04      197,505.00       360        718        95.00
7.210 ......................        1         185,500.00     0.03      185,500.00       360        609        84.90
7.250 ......................       16       2,635,341.97     0.50      164,708.87       359        683        65.96
7.260 ......................        1         104,500.00     0.02      104,500.00       360        682        95.00
                                -----    ---------------   ------
   TOTAL ...................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (net of such premiums) was approximately 6.499% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.520% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                           PERCENT
                                                             OF                                 WEIGHTED
                                                           INITIAL                              AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                       INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)     LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------   ---------  ---------------  --------  ---------------  --------  ---------  --------  -------------
0.01 - 50,000.00 ...........       20    $    832,659.04     0.16%      41,632.95      6.627      360        722        41.69
50,000.01 - 100,000.00 .....      197      16,236,705.31     3.06       82,419.82      6.540      359        724        52.34
100,000.01 - 150,000.00 ....      388      48,969,528.09     9.23      126,210.12      6.574      359        717        63.50
150,000.01 - 200,000.00 ....      534      94,507,614.22    17.80      176,980.55      6.560      360        713        66.21
200,000.01 - 250,000.00 ....      377      85,199,533.00    16.05      225,993.46      6.535      359        716        66.32
250,000.01 - 300,000.00 ....      280      77,590,319.99    14.62      277,108.29      6.521      360        718        68.83
300,000.01 - 350,000.00 ....      239      78,183,283.23    14.73      327,126.71      6.482      359        710        69.86
350,000.01 - 400,000.00 ....      213      80,032,519.33    15.08      375,739.53      6.489      360        721        69.90
400,000.01 - 450,000.00 ....       83      34,314,721.90     6.46      413,430.38      6.455      360        732        68.48
450,000.01 - 500,000.00 ....        8       3,757,854.48     0.71      469,731.81      6.547      360        762        76.96
500,000.01 - 550,000.00 ....       10       5,226,355.00     0.98      522,635.50      6.437      360        749        75.51
550,000.01 - 600,000.00 ....        5       2,857,300.00     0.54      571,460.00      6.604      360        758        63.64
600,000.01 - 650,000.00 ....        5       3,108,420.66     0.59      621,684.13      6.400      360        700        66.79
                                -----    ---------------   ------
   TOTAL ...................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $225,018.

                              FICO CREDIT SCORES(1)

                                                           PERCENT
                                                             OF                                 WEIGHTED
                                                           INITIAL                              AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                       MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES              LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------            ---------  ---------------  --------  ---------------  --------  ---------  --------  -------------
619 and Below ..............       15    $  2,874,096.51     0.54%     191,606.43      6.501      359        598        63.99
620 - 639 ..................      152      33,460,769.69     6.30      220,136.64      6.592      360        630        64.48
640 - 659 ..................      180      40,724,539.20     7.67      226,247.44      6.570      360        650        65.54
660 - 679 ..................      283      64,060,098.70    12.07      226,360.77      6.557      360        670        65.76
680 - 699 ..................      265      56,353,844.50    10.62      212,656.02      6.560      359        689        65.54
700 - 719 ..................      290      66,931,157.69    12.61      230,797.10      6.510      360        709        66.71
720 and Above ..............    1,124     257,821,401.81    48.57      229,378.47      6.493      360        762        68.75
Not Available ..............       50       8,590,906.15     1.62      171,818.12      6.369      352        N/A        71.40
                                -----    ---------------   ------
   TOTAL ...................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 718.

                             DOCUMENTATION PROGRAMS

                                                           PERCENT
                                                             OF                                 WEIGHTED
                                                           INITIAL                              AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                 LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------               ---------  ---------------  --------  ---------------  --------  ---------  --------  -------------
Full/Alternative ...........      598    $126,352,247.35    23.80%     211,291.38      6.459      359        713        69.76
No Income/No Asset .........      264      50,737,545.15     9.56      192,187.67      6.569      359        705        54.81
No Ratio ...................      165      37,383,116.92     7.04      226,564.34      6.580      359        716        63.69
Preferred ..................      266      64,321,137.21    12.12      241,808.79      6.397      360        755        64.59
Reduced ....................      968     230,330,974.82    43.39      237,945.22      6.560      360        717        70.58
Stated Income/Stated
   Asset ...................       95      21,231,349.89     4.00      223,487.89      6.603      360        684        61.35
Streamlined ................        3         460,442.91     0.09      153,480.97      6.397      360        681        69.26
                                -----    ---------------   ------
   TOTAL ...................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL              MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------      ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
50.00 or Less ..............      529    $ 95,896,040.49    18.07%     181,277.96      6.490       359        718        39.27
50.01 - 55.00 ..............      157      34,723,489.44     6.54      221,168.72      6.463       359        714        52.70
55.01 - 60.00 ..............      150      33,868,114.13     6.38      225,787.43      6.455       360        706        57.52
60.01 - 65.00 ..............      155      39,000,034.06     7.35      251,613.12      6.506       360        698        62.65
65.01 - 70.00 ..............      162      40,228,515.42     7.58      248,324.17      6.520       359        702        68.31
70.01 - 75.00 ..............      165      42,011,321.40     7.91      254,614.07      6.528       360        712        73.11
75.01 - 80.00 ..............      867     210,000,389.52    39.56      242,214.98      6.511       360        730        79.68
80.01 - 85.00 ..............       14       3,085,973.23     0.58      220,426.66      6.590       360        705        83.58
85.01 - 90.00 ..............       95      19,663,107.26     3.70      206,980.08      6.809       360        701        89.32
90.01 - 95.00 ..............       63      11,629,704.30     2.19      184,598.48      6.805       360        718        94.38
95.01 - 100.00 .............        2         710,125.00     0.13      355,062.50      6.564       360        671        97.52
                                -----    ---------------   ------
   TOTAL ...................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 67.30%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL COMBINED     MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------------    ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
50.00 or Less ..............      514    $ 92,530,728.40    17.43%     180,020.87      6.490       359        719        39.21
50.01 to 55.00 .............      149      32,556,814.58     6.13      218,502.11      6.458       359        712        52.33
55.01 to 60.00 .............      145      32,765,056.13     6.17      225,965.90      6.454       360        706        57.48
60.01 to 65.00 .............      151      38,112,263.39     7.18      252,399.10      6.504       360        698        62.17
65.01 to 70.00 .............      154      37,739,864.36     7.11      245,064.05      6.516       359        698        67.79
70.01 to 75.00 .............      144      37,697,023.06     7.10      261,784.88      6.520       360        711        71.60
75.01 to 80.00 .............      304      74,488,610.45    14.03      245,028.32      6.531       359        708        78.66
80.01 to 85.00 .............       29       7,522,228.78     1.42      259,387.20      6.484       360        710        77.98
85.01 to 90.00 .............      169      38,377,028.82     7.23      227,083.01      6.627       360        719        83.62
90.01 to 95.00 .............      154      34,310,488.06     6.46      222,795.38      6.593       360        729        83.77
95.01 to 100.00 ............      446     104,716,708.22    19.73      234,790.83      6.525       360        742        79.75
                                -----    ---------------   ------
   TOTAL ...................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 72.77%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
STATE                           LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                         ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
Arizona.....................      141    $ 29,414,335.32     5.54%     208,612.31      6.526       360        720        69.41
California..................      593     162,587,488.05    30.63      274,177.89      6.471       360        713        61.98
Colorado....................       99      21,483,509.02     4.05      217,005.14      6.508       360        739        70.27
Florida.....................      240      48,620,787.48     9.16      202,586.61      6.578       360        709        69.07
Georgia.....................       66      11,436,743.07     2.15      173,283.99      6.562       360        712        75.09
Hawaii......................       30      10,654,149.41     2.01      355,138.31      6.376       360        727        64.83
Illinois....................       47      10,746,170.82     2.02      228,641.93      6.652       360        722        69.33
Maryland....................       44      10,904,122.55     2.05      247,820.97      6.501       360        726        65.18
Massachusetts...............       43      10,920,572.65     2.06      253,966.81      6.522       359        721        60.79
Nevada......................       61      14,851,414.84     2.80      243,465.82      6.539       360        717        73.59
New York....................       63      17,209,231.72     3.24      273,162.41      6.512       360        710        61.91
Oregon......................       72      16,366,744.66     3.08      227,315.90      6.511       360        722        69.28
Texas.......................      100      17,652,291.18     3.33      176,522.91      6.616       360        733        77.00
Virginia....................       61      14,234,350.19     2.68      233,350.00      6.490       360        718        65.42
Washington..................       89      20,745,227.21     3.91      233,092.44      6.482       360        726        71.59
Other (less than 2%)........      610     112,989,676.08    21.29      185,228.98      6.561       359        718        70.78
                                -----    ---------------   ------
   TOTAL....................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

----------
(1) The Other row in the preceding table includes 34 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.354% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                  ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
Refinance (Cash-Out)........    1,032    $226,808,721.56    42.73%     219,775.89      6.539       360        700        59.97
Purchase....................      898     206,348,859.26    38.87      229,787.15      6.503       359        739        75.61
Refinance (Rate/Term).......      429      97,659,233.43    18.40      227,643.90      6.513       359        715        66.73
                                -----    ---------------   ------
   TOTAL....................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                   LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                 ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
2 to 4 Family Residence.....      133    $ 36,862,449.54     6.94%     277,161.27      6.588       360        727        63.35
Condominium Hotel...........        4         880,747.70     0.17      220,186.93      6.509       360        758        73.15
High-rise Condominium.......       15       3,882,816.64     0.73      258,854.44      6.464       360        739        63.23
Low-rise Condominium........      156      32,177,186.03     6.06      206,264.01      6.472       360        729        68.64
Planned Unit Development....      523     124,004,601.11    23.36      237,102.49      6.508       360        727        71.64
Single Family Residence.....    1,528     333,009,013.23    62.74      217,937.84      6.522       359        712        66.02
                                -----    ---------------   ------
   TOTAL....................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

                               OCCUPANCY TYPES(1)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
Investment Property.........      205    $ 40,938,285.95     7.71%     199,698.96      6.619       360        727        61.64
Primary Residence...........    2,051     466,965,441.88    87.97      227,676.96      6.511       360        716        67.83
Secondary Residence.........      103      22,913,086.42     4.32      222,457.15      6.529       360        734        66.54
                                -----    ---------------   ------
   TOTAL....................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                           PERCENT
                                                              OF                      WEIGHTED
                                                           INITIAL                    AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      TERM TO     FICO      ORIGINAL
REMAINING TERM                 MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)            LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
--------------------          ---------  ---------------  --------  ---------------  ---------  --------  -------------
360.........................    1,858    $419,215,142.51    78.98%     225,627.10      6.509       718        67.31
359.........................      414      92,157,620.48    17.36      222,602.95      6.569       720        66.88
358.........................       59      14,238,383.36     2.68      241,328.53      6.609       713        66.87
357.........................        6       1,100,771.32     0.21      183,461.89      6.251       694        81.60
356.........................        6       1,473,374.91     0.28      245,562.49      6.208       730        86.35
355.........................        2         487,094.00     0.09      243,547.00      6.585       719        75.98
354.........................        3         406,692.09     0.08      135,564.03      6.390       749        65.10
351.........................        2         325,170.77     0.06      162,585.39      6.690       629        84.50
350.........................        1          63,421.09     0.01       63,421.09      6.625       658        80.00
341.........................        1         136,350.00     0.03      136,350.00      6.500       700        54.54
300.........................        3         451,000.00     0.08      150,333.33      6.470       684        56.45
299.........................        1         224,693.62     0.04      224,693.62      6.375       783        35.43
240.........................        1          86,700.00     0.02       86,700.00      6.125       N/A        48.44
239.........................        1         141,706.09     0.03      141,706.09      6.375       N/A        79.78
238.........................        1         308,694.01     0.06      308,694.01      6.250       N/A        68.58
                                -----    ---------------   ------
TOTAL.......................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
INTEREST-ONLY PERIOD           MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                        LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------          ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
0...........................    1,282    $266,036,545.76    50.12%     207,516.81      6.591       359        711        65.31
120.........................    1,062     262,025,043.49    49.36      246,727.91      6.449       360        724        69.42
180.........................       15       2,755,225.00     0.52      183,681.67      6.462       360        731        56.79
                                -----    ---------------   ------
TOTAL.......................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
PREPAYMENT CHARGE              MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)                 LOANS      OUTSTANDING     GROUP 1  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
0...........................    2,073    $470,466,546.65    88.63%     226,949.61      6.503       360        719        66.68
5...........................        1         192,800.00     0.04      192,800.00      6.625       360        688        80.00
6...........................        5       1,577,654.00     0.30      315,530.80      6.415       359        701        69.12
12..........................       21       4,079,290.41     0.77      194,251.92      6.578       360        698        65.03
23..........................        1         198,750.00     0.04      198,750.00      6.750       359        745        75.00
36..........................       74      17,494,451.23     3.30      236,411.50      6.695       359        704        71.34
60..........................      184      36,807,321.96     6.93      200,039.79      6.657       360        707        73.36
                                -----    ---------------   ------
Total.......................    2,359    $530,816,814.25   100.00%
                                =====    ===============   ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                           PERCENT
                                                              OF                      WEIGHTED
                                                           INITIAL                    AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  --------  ---------------  ---------  --------  -------------
6.645.......................       1     $    355,000.00    0.18%      355,000.00       359        719        100.00
6.700.......................       1          389,500.91    0.20       389,500.91       358        639        100.00
6.725.......................       1          275,000.00    0.14       275,000.00       358        695        100.00
6.775.......................       1          117,000.00    0.06       117,000.00       358        725        100.00
6.855.......................       1          143,000.00    0.07       143,000.00       358        770        100.00
6.875.......................       1          209,500.00    0.11       209,500.00       358        733        100.00
6.900.......................       2          570,000.00    0.30       285,000.00       358        734        100.00
6.910.......................       1          280,250.00    0.15       280,250.00       359        623         95.00
6.915.......................       1          184,976.96    0.10       184,976.96       358        660        100.00
6.920.......................       1          223,200.00    0.12       223,200.00       358        670         90.00
6.980.......................       1          235,000.00    0.12       235,000.00       358        779        100.00
7.020.......................       1          375,000.00    0.19       375,000.00       359        701        100.00
7.070.......................       1          211,500.00    0.11       211,500.00       358        765        100.00
7.080.......................       1          286,395.01    0.15       286,395.01       356        780         95.00
7.090.......................       1          379,731.80    0.20       379,731.80       359        719         95.00
7.105.......................       1          215,000.00    0.11       215,000.00       359        782        100.00
7.115.......................       1          218,500.00    0.11       218,500.00       358        758         95.00
7.150.......................       1          214,000.00    0.11       214,000.00       359        754        100.00
7.155.......................       1          242,250.00    0.13       242,250.00       357        730         95.00
7.180.......................       1          237,500.00    0.12       237,500.00       358        725         95.00
7.195.......................       1          195,752.16    0.10       195,752.16       358        759        100.00
7.240.......................       1          161,102.34    0.08       161,102.34       359        687         94.99
7.265.......................       1          178,200.00    0.09       178,200.00       359        786         90.00
7.270.......................       1          141,055.77    0.07       141,055.77       358        649         90.00
7.295.......................       1          201,875.00    0.10       201,875.00       360        659         87.02
7.340.......................       1          287,813.65    0.15       287,813.65       359        670         90.00
7.345.......................       2          537,143.92    0.28       268,571.96       359        717         90.00
7.360.......................       2          467,217.02    0.24       233,608.51       359        643         95.00
7.365.......................       1          320,400.00    0.17       320,400.00       360        724         90.00
7.375.......................      89       18,240,453.97    9.45       204,948.92       359        682         73.62
7.380.......................       1           85,600.00    0.04        85,600.00       360        637         93.04
7.385.......................       3          536,050.00    0.28       178,683.33       360        723         93.45
7.400.......................       1          137,507.67    0.07       137,507.67       359        727        100.00
7.415.......................       1          160,200.00    0.08       160,200.00       360        672         90.00

                                                           PERCENT
                                                              OF                      WEIGHTED
                                                           INITIAL                    AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  --------  ---------------  ---------  --------  -------------
7.435.......................       2          524,449.89     0.27      262,224.95       359        682         89.54
7.450.......................       1           42,300.00     0.02       42,300.00       360        796         90.00
7.455.......................       1           93,500.00     0.05       93,500.00       360        662         85.00
7.465.......................       1          112,500.00     0.06      112,500.00       360        669         90.00
7.470.......................       2          513,300.00     0.27      256,650.00       360        680         89.31
7.475.......................       1          101,900.00     0.05      101,900.00       358        683        100.00
7.480.......................       1           76,000.00     0.04       76,000.00       360        729         89.41
7.495.......................       2          350,100.00     0.18      175,050.00       360        720         89.72
7.500.......................      98       19,460,025.17    10.08      198,571.69       358        699         75.32
7.505.......................       4          703,950.00     0.36      175,987.50       360        711         95.00
7.510.......................       4          460,238.81     0.24      115,059.70       359        742         94.35
7.520.......................       3          677,750.00     0.35      225,916.67       360        724         92.55
7.530.......................       1           54,463.43     0.03       54,463.43       359        744         90.83
7.545.......................       2          295,510.18     0.15      147,755.09       359        665         93.61
7.560.......................       2          476,500.00     0.25      238,250.00       360        681         89.91
7.585.......................       1           49,020.00     0.03       49,020.00       360        766         95.00
7.595.......................       1          157,402.11     0.08      157,402.11       359        678         90.00
7.620.......................       1          106,140.00     0.06      106,140.00       360        650         87.00
7.625.......................      75       13,262,228.73     6.87      176,829.72       359        695         72.17
7.630.......................       4          417,632.26     0.22      104,408.07       360        688         93.56
7.635.......................       2          242,530.44     0.13      121,265.22       359        726         95.00
7.645.......................       3          270,650.00     0.14       90,216.67       360        676         92.03
7.655.......................       3          256,650.00     0.13       85,550.00       359        714         89.99
7.670.......................       1          115,926.03     0.06      115,926.03       359        637         92.80
7.675.......................       1           99,500.00     0.05       99,500.00       360        636         88.05
7.685.......................       2          364,441.55     0.19      182,220.78       360        692         90.00
7.720.......................       2          427,401.62     0.22      213,700.81       360        738         90.00
7.750.......................     112       20,360,619.47    10.55      181,791.25       358        694         77.03
7.810.......................       2          638,318.29     0.33      319,159.15       358        680         88.16
7.820.......................       1          323,950.00     0.17      323,950.00       360        725         90.74
7.825.......................       1           98,882.68     0.05       98,882.68       358        672         90.00
7.830.......................       1          127,052.44     0.07      127,052.44       298        687         95.00
7.845.......................       1          143,829.32     0.07      143,829.32       359        656         90.00
7.870.......................       1          306,000.00     0.16      306,000.00       360        662         90.00
7.875.......................     119       23,458,842.64    12.16      197,133.13       359        690         77.75
7.880.......................       2          466,467.00     0.24      233,233.50       359        712         92.49
7.885.......................       3          553,360.75     0.29      184,453.58       358        724         95.00

                                                           PERCENT
                                                              OF                      WEIGHTED
                                                           INITIAL                    AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  --------  ---------------  ---------  --------  -------------
7.895 ......................        4         740,585.98     0.38      185,146.50       359        752        95.00
7.930 ......................        1         125,100.00     0.06      125,100.00       360        697        90.00
7.935 ......................        3         542,700.00     0.28      180,900.00       360        685        87.85
7.950 ......................        1          86,260.34     0.04       86,260.34       359        710        90.00
7.970 ......................        2         265,410.00     0.14      132,705.00       359        685        90.00
7.990 ......................        2         654,380.24     0.34      327,190.12       358        662        77.35
8.000 ......................       58      10,270,111.15     5.32      177,070.88       358        701        76.19
8.005 ......................        1          32,300.00     0.02       32,300.00       357        777        95.00
8.010 ......................        1         148,200.00     0.08      148,200.00       360        723        95.00
8.020 ......................        5       1,218,175.06     0.63      243,635.01       359        691        91.11
8.030 ......................        2         297,900.00     0.15      148,950.00       360        753        90.00
8.035 ......................        1         290,967.63     0.15      290,967.63       357        730        84.99
8.095 ......................        1         194,669.60     0.10      194,669.60       357        808       100.00
8.120 ......................        1          71,958.58     0.04       71,958.58       359        679        90.00
8.125 ......................       36       6,473,828.71     3.35      179,828.58       359        711        74.76
8.135 ......................        1         112,440.13     0.06      112,440.13       359        719        90.00
8.145 ......................        5         575,740.69     0.30      115,148.14       360        736        94.09
8.170 ......................        1         122,058.87     0.06      122,058.87       358        684        94.00
8.185 ......................        2         220,346.16     0.11      110,173.08       359        673        90.00
8.190 ......................        1          83,891.19     0.04       83,891.19       358        640        80.00
8.220 ......................        1          69,262.15     0.04       69,262.15       359        698        90.00
8.230 ......................        2         316,337.69     0.16      158,168.85       360        715        93.15
8.250 ......................       54      10,307,520.06     5.34      190,880.00       357        671        79.27
8.375 ......................       51       8,167,890.63     4.23      160,154.72       359        683        78.42
8.395 ......................        2         130,000.00     0.07       65,000.00       360        672        92.92
8.405 ......................        1          39,520.09     0.02       39,520.09       357        763        90.00
8.500 ......................       78      12,446,286.59     6.45      159,567.78       359        685        78.29
8.505 ......................        1         128,081.80     0.07      128,081.80       359        701        95.00
8.625 ......................       46       7,403,818.68     3.84      160,952.58       359        689        78.65
8.630 ......................        1          84,506.17     0.04       84,506.17       359        632        95.00
8.645 ......................        2         266,000.00     0.14      133,000.00       360        747        95.00
8.685 ......................        1          71,100.00     0.04       71,100.00       360        678        90.00
8.750 ......................       25       4,071,936.20     2.11      162,877.45       358        695        79.46
8.850 ......................        1         223,873.77     0.12      223,873.77       359        621        73.44
8.875 ......................       26       4,116,003.94     2.13      158,307.84       357        718        80.39
8.895 ......................        1         166,250.00     0.09      166,250.00       360        705        95.00
8.925 ......................        1          76,426.41     0.04       76,426.41       358        676        90.00

                                                           PERCENT
                                                              OF                      WEIGHTED
                                                           INITIAL                    AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  --------  ---------------  ---------  --------  -------------
9.000 ......................       20       3,175,431.98     1.65      158,771.60       359        697        79.40
9.060 ......................        1         143,100.00     0.07      143,100.00       360        693        90.00
9.125 ......................        4         663,346.57     0.34      165,836.64       357        715        84.39
9.250 ......................        4       1,416,572.08     0.73      354,143.02       357        659        80.00
9.270 ......................        2         212,900.00     0.11      106,450.00       360        725        95.00
9.375 ......................        7       2,040,618.56     1.06      291,516.94       358        671        81.57
9.500 ......................        3         361,409.20     0.19      120,469.73       356        738        79.51
9.625 ......................        3         520,292.52     0.27      173,430.84       358        728        79.37
9.750 ......................        1          34,900.00     0.02       34,900.00       358        740        77.73
10.250 .....................        2         185,000.00     0.10       92,500.00       357        686        79.98
10.500 .....................        2         414,386.35     0.21      207,193.18       359        725        77.72
                                -----    ---------------   ------
   TOTAL ...................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 7.955% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 8.052% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                       INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
CURRENT MORTGAGE               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)     LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------   ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
0.01 - 50,000.00............      44     $  1,691,188.60     0.88%      38,436.10      8.269       358        718        64.54
50,000.01 - 100,000.00......     191       15,188,137.56     7.87       79,519.04      8.261       357        690        75.03
100,000.01 - 150,000.00.....     255       32,080,511.28    16.62      125,805.93      8.118       358        691        79.31
150,000.01 - 200,000.00.....     202       35,241,527.52    18.26      174,463.01      7.984       359        695        78.38
200,000.01 - 250,000.00.....     136       30,403,112.46    15.75      223,552.30      7.999       359        694        81.35
250,000.01 - 300,000.00.....      96       26,386,552.37    13.67      274,859.92      7.995       359        701        79.85
300,000.01 - 350,000.00.....      65       21,193,407.27    10.98      326,052.42      8.040       359        689        78.49
350,000.01 - 400,000.00.....      39       14,784,729.62     7.66      379,095.63      8.094       359        679        78.96
400,000.01 - 450,000.00.....      24        9,961,101.50     5.16      415,045.90      7.880       358        696        78.83
450,000.01 - 500,000.00.....       3        1,427,753.56     0.74      475,917.85      8.846       358        683        80.00
500,000.01 - 550,000.00.....       5        2,607,777.50     1.35      521,555.50      8.249       358        693        76.66
550,000.01 - 600,000.00.....       1          592,500.00     0.31      592,500.00      8.000       359        695        75.00
700,000.01 - 750,000.00.....       2        1,423,505.52     0.74      711,752.76      7.813       359        746        77.11
                                -----    ---------------   ------
   TOTAL....................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $181,545.

                              FICO CREDIT SCORES(1)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
RANGE OF                       MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES              LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------            ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
619 and Below...............       32    $  6,032,313.14     3.13%     188,509.79      7.953       359        591        75.60
620 - 639...................      151      27,608,826.22    14.31      182,839.91      8.065       358        630        74.36
640 - 659...................      122      20,837,164.71    10.80      170,796.43      8.049       358        650        76.86
660 - 679...................      152      27,746,134.35    14.38      182,540.36      8.052       359        670        77.06
680 - 699...................      137      26,679,293.13    13.82      194,739.37      8.139       358        689        79.24
700 - 719...................      121      23,503,707.63    12.18      194,245.52      8.010       359        709        82.87
720 and Above...............      336      58,792,099.46    30.47      174,976.49      8.044       359        756        81.08
Not Available...............       12       1,782,266.12     0.92      148,522.18      7.811       359        N/A        79.91
                                -----    ---------------   ------
   TOTAL....................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 693.

                             DOCUMENTATION PROGRAMS

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                 LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------               ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
Full/Alternative............      114    $ 16,906,656.62     8.76%     148,304.01      7.993       356        683        82.67
No Income/No Asset..........      264      47,925,400.22    24.83      181,535.61      8.132       359        699        79.26
No Ratio....................      202      40,738,573.46    21.11      201,676.11      8.034       358        684        78.80
Preferred...................       13       1,226,815.23     0.64       94,370.40      8.089       360        733        79.82
Reduced.....................      368      66,226,311.60    34.32      179,962.80      8.012       359        698        77.71
Stated Income/Stated Asset..      102      19,958,047.63    10.34      195,667.13      8.081       358        688        78.61
                                -----    ---------------   ------
   TOTAL....................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL              MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------      ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
50.00 or Less ..............       58    $  6,672,246.47     3.46%     115,038.73      7.839       358        683        39.72
50.01 - 55.00 ..............       17       2,961,558.49     1.53      174,209.32      7.820       359        665        52.28
55.01 - 60.00 ..............       27       3,650,703.72     1.89      135,211.25      7.757       359        669        57.71
60.01 - 65.00 ..............       25       3,818,559.33     1.98      152,742.37      7.686       356        662        62.87
65.01 - 70.00 ..............       70      13,693,722.47     7.10      195,624.61      7.812       359        696        68.43
70.01 - 75.00 ..............       90      20,207,577.36    10.47      224,528.64      8.017       359        680        73.85
75.01 - 80.00 ..............      505      94,549,689.61    48.99      187,227.11      8.062       358        693        79.71
80.01 - 85.00 ..............       12       2,389,079.85     1.24      199,089.99      7.960       355        672        83.45
85.01 - 90.00 ..............      127      21,814,594.68    11.30      171,768.46      8.256       359        699        89.62
90.01 - 95.00 ..............      109      17,895,142.62     9.27      164,175.62      8.341       358        720        94.84
95.01 - 100.00 .............       23       5,328,930.16     2.76      231,692.62      7.736       358        718        99.77
                                -----    ---------------   ------
   TOTAL ...................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 78.87%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
RANGE OF ORIGINAL COMBINED     MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------------    ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
50.00 or Less ..............       54    $  6,264,562.20     3.25%     116,010.41      7.842       358        681        39.74
50.01 to 55.00 .............       16       2,604,330.51     1.35      162,770.66      7.881       359        663        52.55
55.01 to 60.00 .............       26       3,550,770.82     1.84      136,568.11      7.750       359        668        57.73
60.01 to 65.00 .............       25       3,818,559.33     1.98      152,742.37      7.686       356        662        62.87
65.01 to 70.00 .............       56      10,665,829.02     5.53      190,461.23      7.766       359        689        68.19
70.01 to 75.00 .............       67      15,519,419.49     8.04      231,633.13      8.003       359        673        73.77
75.01 to 80.00 .............      238      44,720,594.89    23.17      187,901.66      8.021       359        688        79.53
80.01 to 85.00 .............       18       3,934,913.48     2.04      218,606.30      7.867       356        681        79.71
85.01 to 90.00 .............      175      32,744,775.87    16.97      187,113.00      8.180       359        701        85.50
90.01 to 95.00 .............      180      31,238,132.44    16.19      173,545.18      8.321       358        714        87.79
95.01 to 100.00 ............      208      37,919,916.71    19.65      182,307.29      7.989       358        696        81.87
                                -----    ---------------   ------
   TOTAL ...................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 84.34%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
STATE                           LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                         ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
Arizona.....................       63    $ 13,592,003.59     7.04%     215,746.09      7.930       359        718        81.62
California..................       62      17,012,232.71     8.82      274,390.85      7.941       359        684        75.47
Florida.....................      173      32,332,614.10    16.75      186,893.72      8.014       358        689        78.54
Georgia.....................       53       7,682,578.85     3.98      144,954.32      8.027       357        685        79.68
Illinois....................       27       6,082,192.52     3.15      225,266.39      8.233       358        702        80.45
Massachusetts...............       21       5,053,806.68     2.62      240,657.46      8.407       359        706        74.86
Michigan....................       52       6,549,788.25     3.39      125,957.47      8.219       358        700        79.40
Nevada......................       33       7,412,362.55     3.84      224,617.05      7.985       358        699        76.12
New Jersey..................       30       7,373,391.99     3.82      245,779.73      8.362       359        675        76.35
New York....................       42       9,940,653.09     5.15      236,682.22      7.931       357        682        72.39
North Carolina..............       34       5,230,088.50     2.71      153,826.13      8.141       359        678        79.50
Oregon......................       27       5,564,785.37     2.88      206,103.16      7.658       359        707        82.93
Pennsylvania................       37       5,218,535.37     2.70      141,041.50      8.337       358        699        82.11
Tennessee...................       32       4,406,378.16     2.28      137,699.32      8.075       359        688        81.85
Texas.......................      117      14,722,654.56     7.63      125,834.65      8.007       359        712        82.33
Other (less than 2%)........      260      44,807,738.47    23.22      172,337.46      8.080       359        690        79.49
                                -----    ---------------   ------
   TOTAL....................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

----------
(1) The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.492% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                  ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
Refinance (Cash-Out)........      315    $ 58,537,947.62    30.33%     185,834.75      7.992       358        671        71.99
Purchase....................      616     111,273,887.65    57.66      180,639.43      8.099       359        706        82.84
Refinance (Rate/Term).......      132      23,169,969.49    12.01      175,530.07      7.979       359        689        77.13
                                -----    ---------------   ------
  TOTAL.....................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                   LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                 ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
2 to 4 Family Residence ....       98    $ 25,081,073.77    13.00%     255,929.32      8.059       359        702        74.34
Cooperative ................        1         187,771.41     0.10      187,771.41      8.500       358        654        78.33
High-rise Condominium ......       10       2,362,881.90     1.22      236,288.19      8.257       358        685        76.55
Low-rise Condominium .......       98      16,512,951.81     8.56      168,499.51      8.147       358        697        80.24
Planned Unit Development ...      226      46,942,500.92    24.32      207,710.18      7.950       359        706        80.96
Single Family Residence ....      630     101,894,624.95    52.80      161,737.50      8.077       358        685        78.85
                                -----    ---------------   ------
   TOTAL ...................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

                               OCCUPANCY TYPES(1)

                                                           PERCENT
                                                              OF                                 WEIGHTED
                                                           INITIAL                               AVERAGE   WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE    TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                ---------  ---------------  --------  ---------------  ---------  ---------  --------  -------------
Investment Property ........      310    $ 49,424,082.37    25.61%     159,432.52      8.195       358        714        75.78
Primary Residence ..........      693     133,619,483.30    69.24      192,813.11      8.007       358        684        79.93
Secondary Residence ........       60       9,938,239.09     5.15      165,637.32      7.952       358        710        79.86
                                -----    ---------------   ------
   TOTAL ...................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                           PERCENT
                                                              OF
                                                           INITIAL                              WEIGHTED    WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       WEIGHTED   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      AVERAGE     FICO      ORIGINAL
REMAINING TERM                 MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)            LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)   RATE (%)    SCORE     RATIO (%)
--------------------          ---------  ---------------  --------  ---------------  ---------  --------  -------------
360 ........................      305    $ 49,417,996.13    25.61%     162,026.22      8.067       699        79.44
359 ........................      430      80,158,578.14    41.54      186,415.30      8.011       696        78.20
358 ........................      198      40,069,301.09    20.76      202,370.21      8.016       684        79.33
357 ........................       86      17,265,360.06     8.95      200,760.00      8.236       686        78.86
356 ........................       17       2,490,878.73     1.29      146,522.28      8.208       695        79.35
355 ........................        6         668,240.39     0.35      111,373.40      8.824       684        78.75
354 ........................        7       1,373,928.33     0.71      196,275.48      8.067       694        81.38
353 ........................        2         171,870.33     0.09       85,935.17      7.877       754        80.00
352 ........................        1         115,623.08     0.06      115,623.08      8.500       621        66.40
348 ........................        1         283,000.00     0.15      283,000.00      7.625       709        94.65
345 ........................        1          37,675.53     0.02       37,675.53      8.000       765        43.30
340 ........................        1         247,870.00     0.13      247,870.00      7.500       728        87.59
325 ........................        1          46,416.82     0.02       46,416.82      8.875       673        95.00
298 ........................        1         127,052.44     0.07      127,052.44      8.500       687        95.00
277 ........................        1          77,127.02     0.04       77,127.02      8.875       704        80.00
274 ........................        1         102,152.22     0.05      102,152.22      8.250       650        80.00
267 ........................        1          52,186.32     0.03       52,186.32      7.500       737        80.00
265 ........................        1          89,456.67     0.05       89,456.67      7.750       636        85.00
255 ........................        1         117,210.30     0.06      117,210.30      8.250       692        63.41
239 ........................        1          69,881.16     0.04       69,881.16      8.000       736        20.83
                                -----    ---------------   ------
   TOTAL ...................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 358 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                           PERCENT
                                                             OF                                 WEIGHTED
                                                           INITIAL                   WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
INTEREST-ONLY PERIOD           MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                        LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------          ---------  ---------------  --------  ---------------  --------  ---------  --------  -------------
0 ..........................      566    $ 90,707,396.34    47.00%     160,260.42      8.089      358        693        78.26
120 ........................      493     101,982,675.29    52.85      206,861.41      8.021      359        694        79.48
180 ........................        4         291,733.13     0.15       72,933.28      7.778      359        650        53.80
                                -----    ---------------   ------
   TOTAL ...................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                           PERCENT
                                                             OF                                 WEIGHTED
                                                           INITIAL                   WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE     MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD       MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                        LOANS      OUTSTANDING     GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------      ---------  ---------------  --------  ---------------  --------  ---------  --------  -------------
0 ..........................      637    $114,718,251.03    59.45%     180,091.45      8.151      358        696        78.26
6 ..........................       16       3,092,059.01     1.60      193,253.69      8.192      358        687        78.98
12 .........................       93      17,274,820.05     8.95      185,750.75      7.969      358        679        77.26
15 .........................        1         286,232.03     0.15      286,232.03      7.375      359        717        69.70
24 .........................        5         961,464.22     0.50      192,292.84      8.100      358        710        78.66
36 .........................      229      42,655,321.79    22.10      186,267.78      7.876      358        690        80.27
60 .........................       82      13,993,656.63     7.25      170,654.35      7.864      359        697        81.72
                                -----    ---------------   ------
   TOTAL ...................    1,063    $192,981,804.76   100.00%
                                =====    ===============   ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-39CB will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17,
Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 1-X, Class 2-X, Class PO, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                CLASSES/COMPONENTS OF CERTIFICATES
----------------------------   ----------------------------------------------------------------------------
 Group 1 Senior Certificates      Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
                                     1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                                     1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15,
                                  Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20,
                                      Class 1-X and Class A-R Certificates and Class PO-1 Component

 Group 2 Senior Certificates        Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and
                                              Class 2-X Certificates and Class PO-2 Component

  Senior Certificate Group      Each of the Group 1 Senior Certificates and the Group 2 Senior Certificates

     Senior Certificates                Group 1 Senior Certificates and Group 2 Senior Certificates

  Subordinated Certificates                    Class M Certificates and Class B Certificates

     LIBOR Certificates              Class 1-A-2, Class 1-A-3, Class 1-A-6, Class 1-A-7, Class 1-A-11,
                                 Class 1-A-12, Class 1-A-14, Class 1-A-15, Class 2-A-1, Class 2-A-2, Class
                                                    2-A-4 and Class 2-A-5 Certificates

    Class X Certificates                           Class 1-X and Class 2-X Certificates

    Class M Certificates           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
                                                                 Class M-7

    Class B Certificates           Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates   Class 1-A-7, Class 1-A-12, Class 2-A-2, Class 1-X and Class 2-X Certificates

    Class PO Certificates                          Class PO-1 and Class PO-2 Components

    Offered Certificates                  Senior Certificates, Class M and Class B-1 Certificates

The certificates are generally referred to as the following types:

          CLASS                                               TYPE
-------------------------   -----------------------------------------------------------------------
OFFERED CERTIFICATES

Class 1-A-1                                     Senior/Fixed Pass-Through Rate

Class 1-A-2                                    Senior/Floating Pass-Through Rate

Class 1-A-3                                Senior/Inverse Floating Pass-Through Rate

Class 1-A-4                             Senior/Fixed Pass-Through Rate/NAS/Super Senior

Class 1-A-5                                     Senior/Fixed Pass-Through Rate

Class 1-A-6                                    Senior/Floating Pass-Through Rate

Class 1-A-7                 Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only

Class 1-A-8                                     Senior/Fixed Pass-Through Rate

Class 1-A-9                     Senior/Fixed Pass-Through Rate/Accretion Directed/Super Senior

Class 1-A-10                           Senior/Fixed Pass-Through Rate/Accretion Directed

Class 1-A-11                            Senior/Floating Pass-Through Rate/Super Senior

Class 1-A-12                Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only

Class 1-A-13                                Senior/Fixed Pass-Through Rate/Accrual

Class 1-A-14                         Senior/Floating Pass-Through Rate/Accretion Directed

Class 1-A-15                     Senior/Inverse Floating Pass-Through Rate/Accretion Directed

Class 1-A-16                    Senior/Fixed Pass-Through Rate/Accretion Directed/ Super Senior

Class 1-A-17                              Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-18                                    Senior/Fixed Pass-Through Rate

Class 1-A-19                              Senior/Fixed Pass-Through Rate/NAS/Support

Class 1-A-20                                  Senior/Fixed Pass-Through Rate/NAS

Class 1-X                       Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate

Class 2-A-1                                    Senior/Floating Pass-Through Rate

Class 2-A-2                 Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only

Class 2-A-3                                          Senior/Principal Only

Class 2-A-4                             Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-5                                Senior/Floating Pass-Through Rate/Support

Class 2-X                       Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate

Class PO                                        Senior/Principal Only/Component

Class A-R                                               Senior/Residual

Subordinated Certificates                   Subordinate/Variable Pass-Through Rate

     The Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-

2, Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $774,219,132 and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.65% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M-1 ........................          1.90%
Class M-2 ........................          0.50%
Class M-3 ........................          0.75%
Class M-4 ........................          0.25%
Class M-5 ........................          0.25%
Class M-6 ........................          0.30%
Class M-7 ........................          0.15%
Class B-1 ........................          0.15%
Class B-2 ........................          0.15%
Class B-3 ........................          0.25%
Class B-4 ........................          0.40%
Class B-5 ........................          0.30%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class 1-A-13 Certificates, increased by

     - all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the

Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASS

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                            INITIAL
                           COMPONENT
DESIGNATION                 BALANCE
-----------               ----------
Class PO-1 Component ..   $2,763,767(1)
Class PO-2 Component ..   $   79,865

(1) Based on assumptions regarding the characteristics of the Initial Mortgage Loans and Supplemental Mortgage Loans for loan group 1.

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will equal the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-7, Class 1-A-12, Class 2-A-2, Class 1-X and Class 2-X Certificates are notional amount certificates.

     The notional amount of the Class 1-A-7 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-6 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-12 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-11 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 2-A-2 Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-4 and Class 2-A-5 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due

Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-5 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-5 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1.00 in excess thereof The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     - the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

     - the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

     - the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the depositor into the Pre-funding Account or Capitalized Interest Account, as applicable, out of the depository trust funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will not be invested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                  AMOUNT                 GENERAL PURPOSE                SOURCE (2)                 FREQUENCY
-----------------------   ---------------------------------   ----------------   ----------------------------------    ------------
FEES
Master Servicing Fee /    One-twelfth of the Stated           Compensation       Amounts on deposit in the                  Monthly
Master Servicer           Principal Balance of each                              Certificate Account representing
                          mortgage loan multiplied by the                        payments of interest and
                          master servicing fee rate (3)                          application of liquidation proceeds
                                                                                 with respect to that mortgage loan
                          -    All late payment fees,         Compensation       Payments made by obligors with        Time to time
                               assumption fees and other                         respect to the mortgage loans
                               similar charges including
                               prepayment charges
                          -    All investment income earned   Compensation       Investment income related to the           Monthly
                               on amounts on deposit in the                      Certificate Account and the
                               Certificate Account and                           Distribution Account
                               Distribution Account.
                          -    Excess Proceeds (4)            Compensation       Liquidation proceeds and Subsequent   Time to time
                                                                                 Recoveries
Trustee Fee (the          One-twelfth of the Trustee Fee      Compensation       Amounts on deposit in the                  Monthly
"Trustee Fee") / Trustee  Rate multiplied by the aggregate                       Certificate Account or the
                          Stated Principal Balance of the                        Distribution Account
                          outstanding mortgage loans. (5)
EXPENSES
Insured expenses /        Expenses incurred by the master     Reimbursement of   To the extent the expenses are        Time to time
Master Servicer           servicer                            Expenses           covered by an insurance policy with
                                                                                 respect to the mortgage loan
Servicing Advances /      To the extent of funds available,   Reimbursement of   With respect to each mortgage loan,   Time to time
Master Servicer           the amount of any Servicing         Expenses           late recoveries of the payments of
                          Advances.                                              the costs and expenses, liquidation
                                                                                 proceeds, Subsequent Recoveries,
                                                                                 purchase proceeds or repurchase
                                                                                 proceeds for that mortgage loan (6)
Indemnification           Amounts for which the sellers,      Indemnification    Amounts on deposit on the                  Monthly
expenses / the sellers,   the master servicer and depositor                      Certificate Account.
the master servicer and   are entitled to indemnification
the depositor             (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in December 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts to the Class A-R Certificates.

          "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date; and

     - with respect to loan group 1, for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                       INITIAL         MAXIMUM/MINIMUM      FORMULA FOR CALCULATION
CLASS             PASS-THROUGH RATE   PASS-THROUGH RATE   OF CLASS PASS-THROUGH RATE
-----             -----------------   -----------------   --------------------------
Class 1-A-2 ...         5.82%            7.00% /0.50%                LIBOR + 0.50%
Class 1-A-3 ...         7.08%           39.00% /0.00%      39.00% - (6.00 x LIBOR)
Class 1-A-6 ...         5.92%            6.00% /0.60%                LIBOR + 0.60%
Class 1-A-7 ...         0.08%            5.40% /0.00%                5.40% - LIBOR
Class 1-A-11 ..         5.97%            6.00% /0.65%                LIBOR + 0.65%
Class 1-A-12 ..         0.03%            5.35% /0.00%                5.35% - LIBOR
Class 1-A-14 ..         6.07%            7.00% /0.75%                LIBOR + 0.75%
Class 1-A-15 ..         5.58%           37.50% /0.00%      37.50% - (6.00 x LIBOR)
Class 2-A-1 ...         5.77%            7.00% /0.45%                LIBOR + 0.45%
Class 2-A-2 ...         1.23%            6.55% /0.00%                6.55% - LIBOR
Class 2-A-4 ...         5.77%            7.00% /0.45%                LIBOR + 0.45%
Class 2-A-5 ...         5.77%            7.00% /0.45%                LIBOR + 0.45%

     Class 1-X and Class 2-X Certificates

     The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.331345% per annum.

     The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.75%. The pass-through rate for the Class 2-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.963433% per annum.

     Subordinated Certificates

     The pass-through rate for each class of subordinated certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of:

     - 6.00% multiplied by the excess of the aggregate Stated Principal Balance of the mortgage loans in loan group 1 as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

     - 6.75% multiplied by the excess of the aggregate Stated Principal Balance of the mortgage loans in loan group 2 as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period will be approximately 6.176941% per annum.

     The Class 2-A-3 and Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class 1-A-13 are accrual certificates. Interest will accrue on the Class 1-A-13 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class 1-A-13 Certificates until the Accrual Termination Date, which is the earlier of:

          - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

          - the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-9, Class 1-A-10, Class 1-A-14, Class 1-A-15 and Class 1-A-16 Certificates is reduced to zero.

     This accrued and unpaid interest will be added to the Class Certificate Balance of the Class 1-A-13 Certificates on the related Distribution Date.

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the applicable Corridor Strike Rate, in addition to the interest distribution amount described above, the Class 1-A-6 and Class 1-A-11 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date experienced by (a) the related loan group, with respect to the interest-bearing senior certificates and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements--Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the

Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each class of certificates of equal priority, pro rata based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

     The Class 1-A-6 and Class 1-A-11 Certificates will have the benefit of separate interest rate corridor contracts (each a "Corridor Contract" and, together, the "Corridor Contracts"):

          -    the Class 1-A-6 Corridor Contract, and

          -    the Class 1-A-11 Corridor Contract.

     The Class 1-A-6 Corridor Contract will be evidenced by a confirmation between Bear Stearns Financial Products Inc. ("Bear Stearns") and Deutsche Bank, AG New York, an affiliate of Deutsche Bank Securities Inc. On the closing date, Deutsche Bank, AG New York will assign its rights under the Class 1-A-6 Corridor Contract to The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee") and Bear Stearns and the supplemental interest trustee will enter in to a new confirmation to evidence the Class 1-A-6 Corridor Contract.

     The Class 1-A-11 Corridor Contract will be evidenced by a confirmation between Swiss Re Financial Products Corporation ("SRFP" and together with Bear Stearns, the "Corridor Contract Counterparties" and each a "Corridor Contract Counterparty") and the supplemental interest trustee.

     Each Corridor Contract will be an asset of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class 1-A-6 and Class 1-A-11 Certificates.

     Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by the supplemental interest trustee and the related Corridor Contract Counterparty on the date that the related Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to a Corridor Contract and any Distribution Date beginning with the Distribution Date in January 2007 to and including the Distribution Date on which the related Corridor Contract is scheduled to terminate (each, a "Corridor Contract Termination Date"), the amount payable by the related Corridor Contract Counterparty under a Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of
(A) One-Month LIBOR (as determined by that Corridor Contract Counterparty) and
(B) the related Corridor Ceiling Rate over (y) the related Corridor Strike Rate,
(ii) the related Corridor Contract Notional Balance for such Distribution Date and (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     The Corridor Contract Termination Date, Corridor Ceiling Rate and Corridor Strike Rate for each Corridor Contract are as follows:

                        CORRIDOR CONTRACT     CORRIDOR       CORRIDOR
CLASS OF CERTIFICATES    TERMINATION DATE   CEILING RATE   STRIKE RATE
---------------------   -----------------   ------------   -----------
Class 1-A-6..........       March 2018          8.90%         5.40%
Class 1-A-11.........       March 2018          8.85%         5.35%

     On or prior to a Corridor Contract Termination Date, amounts (if any) received under the related Corridor Contract by the supplemental interest trustee for the benefit of the supplemental interest trust will be used to pay the related Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on a Corridor Contract will not be available to make interest distributions on any class of certificates other than the related class of certificates.

     The Class 1-A-6 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 75.00% of the related Prepayment Assumption. The Class 1-A-11 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 75.00% of the related Prepayment Assumption.

     The "Class 1-A-6 Corridor Contract Notional Balance" and the "Class 1-A-11 Corridor Contract Notional Balance" are as described in the following tables:

                                  CLASS 1-A-6 CORRIDOR
                                    CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE             BALANCE ($)
--------------------------        --------------------
January 2007...................       59,720,159.52
February 2007..................       59,297,082.21
March 2007.....................       58,732,099.55
April 2007.....................       58,026,926.24
May 2007.......................       57,183,684.67
June 2007......................       56,204,902.86
July 2007......................       55,093,510.49
August 2007....................       53,852,832.97
September 2007.................       52,486,583.61
October 2007...................       50,998,853.83
November 2007..................       49,394,101.42
December 2007..................       47,730,993.78
January 2008...................       46,106,286.02
February 2008..................       44,519,341.07
March 2008.....................       42,969,532.37
April 2008.....................       41,456,243.73
May 2008.......................       39,978,869.15
June 2008......................       38,536,812.68
July 2008......................       37,129,488.18
August 2008....................       35,756,319.25
September 2008.................       34,416,739.01
October 2008...................       33,110,189.96
November 2008..................       31,836,123.82

                                  CLASS 1-A-6 CORRIDOR
                                    CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE             BALANCE ($)
--------------------------        --------------------
December 2008..................       30,594,001.39
January 2009...................       29,383,292.39
February 2009..................       28,203,475.31
March 2009.....................       27,054,037.28
April 2009.....................       25,934,473.92
May 2009.......................       24,844,289.18
June 2009......................       23,782,995.25
July 2009......................       22,750,112.37
August 2009....................       21,745,168.73
September 2009.................       20,767,700.34
October 2009...................       19,817,250.87
November 2009..................       18,893,371.58
December 2009..................       17,995,621.12
January 2010...................       17,123,565.48
February 2010..................       16,276,777.83
March 2010.....................       15,454,838.41
April 2010.....................       14,657,334.39
May 2010.......................       13,883,859.81
June 2010......................       13,134,015.41
July 2010......................       12,407,408.56
August 2010....................       11,703,653.14
September 2010.................       11,022,369.40
October 2010...................       10,363,183.90

                                  CLASS 1-A-6 CORRIDOR
                                    CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE             BALANCE ($)
--------------------------        --------------------
November 2010..................       9,725,729.39
December 2010..................       9,109,644.71
January 2011...................       8,514,574.66
February 2011..................       7,940,169.96
March 2011.....................       7,386,087.09
April 2011.....................       6,851,988.24
May 2011.......................       6,337,541.20
June 2011......................       5,842,419.27
July 2011......................       5,366,301.15
August 2011....................       4,908,870.88
September 2011.................       4,469,817.73
October 2011...................       4,048,836.15
November 2011..................       3,645,625.61
December 2011..................       3,259,890.61
January 2012...................       3,006,420.86
February 2012..................       2,769,236.11
March 2012.....................       2,548,058.06
April 2012.....................       2,342,613.05
May 2012.......................       2,152,631.96
June 2012......................       1,977,850.20
July 2012......................       1,818,007.59
August 2012....................       1,672,848.30
September 2012.................       1,542,120.75
October 2012...................       1,425,577.61
November 2012..................       1,322,975.65
December 2012..................       1,234,075.72
January 2013...................       1,194,710.52
February 2013..................       1,168,144.40
March 2013.....................       1,154,153.80
April 2013.....................       1,152,518.90
May 2013.......................       1,152,143.90
June 2013......................       1,151,768.90
July 2013......................       1,151,393.90
August 2013....................       1,151,018.90
September 2013.................       1,150,643.90
October 2013...................       1,150,268.90
November 2013..................       1,149,893.90
December 2013..................       1,149,518.90
January 2014...................       1,149,143.90
February 2014..................       1,148,768.90
March 2014.....................       1,148,393.90
April 2014.....................       1,148,018.90
May 2014.......................       1,147,643.90
June 2014......................       1,147,268.90
July 2014......................       1,146,893.90

                                  CLASS 1-A-6 CORRIDOR
                                    CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE             BALANCE ($)
--------------------------        --------------------
August 2014....................       1,146,518.90
September 2014.................       1,146,143.90
October 2014...................       1,145,768.90
November 2014..................       1,145,393.90
December 2014..................       1,145,018.90
January 2015...................       1,144,643.90
February 2015..................       1,144,268.90
March 2015.....................       1,143,893.90
April 2015.....................       1,143,518.90
May 2015.......................       1,143,143.90
June 2015......................       1,142,768.90
July 2015......................       1,142,393.90
August 2015....................       1,142,018.90
September 2015.................       1,141,643.90
October 2015...................       1,141,268.90
November 2015..................       1,140,893.90
December 2015..................       1,140,518.90
January 2016...................       1,140,143.90
February 2016..................       1,139,768.90
March 2016.....................       1,139,393.90
April 2016.....................       1,139,018.90
May 2016.......................       1,138,643.90
June 2016......................       1,138,268.90
July 2016......................       1,137,893.90
August 2016....................       1,137,518.90
September 2016.................       1,137,143.90
October 2016...................       1,136,768.90
November 2016..................       1,136,393.90
December 2016..................       1,136,018.90
January 2017...................       1,135,643.90
February 2017..................       1,135,268.90
March 2017.....................       1,134,893.90
April 2017.....................       1,134,518.90
May 2017.......................       1,134,143.90
June 2017......................       1,133,768.90
July 2017......................       1,133,393.90
August 2017....................       1,133,018.90
September 2017.................       1,132,643.90
October 2017...................       1,132,268.90
November 2017..................       1,131,893.90
December 2017..................       1,131,518.90
January 2018...................       1,131,143.90
February 2018..................       1,130,768.90
March 2018.....................       1,130,393.90
April 2018 and thereafter......               0.00

                                  CLASS 1-A-11 CORRIDOR
                                    CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE             BALANCE ($)
--------------------------        ---------------------
January 2007...................       99,533,599.21
February 2007..................       98,828,470.35
March 2007.....................       97,886,832.59
April 2007.....................       96,711,543.74
May 2007.......................       95,306,141.11
June 2007......................       93,674,838.10
July 2007......................       91,822,517.48
August 2007....................       89,754,721.61
September 2007.................       87,477,639.35
October 2007...................       84,998,089.72
November 2007..................       82,323,502.37
December 2007..................       79,551,656.29
January 2008...................       76,843,810.04
February 2008..................       74,198,901.78
March 2008.....................       71,615,887.28
April 2008.....................       69,093,739.54
May 2008.......................       66,631,448.59
June 2008......................       64,228,021.13
July 2008......................       61,882,480.30
August 2008....................       59,593,865.42
September 2008.................       57,361,231.69
October 2008...................       55,183,649.93
November 2008..................       53,060,206.37
December 2008..................       50,990,002.32
January 2009...................       48,972,153.98
February 2009..................       47,005,792.18
March 2009.....................       45,090,062.14
April 2009.....................       43,224,123.20
May 2009.......................       41,407,148.64
June 2009......................       39,638,325.42
July 2009......................       37,916,853.95
August 2009....................       36,241,947.88
September 2009.................       34,612,833.89
October 2009...................       33,028,751.45
November 2009..................       31,488,952.63
December 2009..................       29,992,701.87
January 2010...................       28,539,275.81
February 2010..................       27,127,963.06
March 2010.....................       25,758,064.01
April 2010.....................       24,428,890.65
May 2010.......................       23,139,766.34
June 2010......................       21,890,025.68
July 2010......................       20,679,014.27
August 2010....................       19,506,088.56
September 2010.................       18,370,615.66
October 2010...................       17,271,973.16
November 2010..................       16,209,548.99
December 2010..................       15,182,741.18
January 2011...................       14,190,957.77
February 2011..................       13,233,616.59
March 2011.....................       12,310,145.14
April 2011.....................       11,419,980.40
May 2011.......................       10,562,568.67
June 2011......................        9,737,365.45
July 2011......................        8,943,835.25
August 2011....................        8,181,451.46
September 2011.................        7,449,696.22
October 2011...................        6,748,060.25
November 2011..................        6,076,042.69
December 2011..................        5,433,151.02
January 2012...................        5,010,701.43
February 2012..................        4,615,393.52
March 2012.....................        4,246,763.44
April 2012.....................        3,904,355.08

                                  CLASS 1-A-11 CORRIDOR
                                    CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE             BALANCE ($)
--------------------------        ---------------------
May 2012.......................       3,587,719.93
June 2012......................       3,296,417.00
July 2012......................       3,030,012.65
August 2012....................       2,788,080.49
September 2012.................       2,570,201.26
October 2012...................       2,375,962.69
November 2012..................       2,204,959.42
December 2012..................       2,056,792.86
January 2013...................       1,991,184.19
February 2013..................       1,946,907.34
March 2013.....................       1,923,589.66
April 2013.....................       1,920,864.83
May 2013.......................       1,920,239.83
June 2013......................       1,919,614.83
July 2013......................       1,918,989.83
August 2013....................       1,918,364.83
September 2013.................       1,917,739.83
October 2013...................       1,917,114.83
November 2013..................       1,916,489.83
December 2013..................       1,915,864.83
January 2014...................       1,915,239.83
February 2014..................       1,914,614.83
March 2014.....................       1,913,989.83
April 2014.....................       1,913,364.83
May 2014.......................       1,912,739.83
June 2014......................       1,912,114.83
July 2014......................       1,911,489.83
August 2014....................       1,910,864.83
September 2014.................       1,910,239.83
October 2014...................       1,909,614.83
November 2014..................       1,908,989.83
December 2014..................       1,908,364.83
January 2015...................       1,907,739.83
February 2015..................       1,907,114.83
March 2015.....................       1,906,489.83
April 2015.....................       1,905,864.83
May 2015.......................       1,905,239.83
June 2015......................       1,904,614.83
July 2015......................       1,903,989.83
August 2015....................       1,903,364.83
September 2015.................       1,902,739.83
October 2015...................       1,902,114.83
November 2015..................       1,901,489.83
December 2015..................       1,900,864.83
January 2016...................       1,900,239.83
February 2016..................       1,899,614.83
March 2016.....................       1,898,989.83
April 2016.....................       1,898,364.83
May 2016.......................       1,897,739.83
June 2016......................       1,897,114.83
July 2016......................       1,896,489.83
August 2016....................       1,895,864.83
September 2016.................       1,895,239.83
October 2016...................       1,894,614.83
November 2016..................       1,893,989.83
December 2016..................       1,893,364.83
January 2017...................       1,892,739.83
February 2017..................       1,892,114.83
March 2017.....................       1,891,489.83
April 2017.....................       1,890,864.83
May 2017.......................       1,890,239.83
June 2017......................       1,889,614.83
July 2017......................       1,888,989.83
August 2017....................       1,888,364.83

                                  CLASS 1-A-11 CORRIDOR
                                    CONTRACT NOTIONAL
MONTH OF DISTRIBUTION DATE             BALANCE ($)
--------------------------        ---------------------
September 2017.................       1,887,739.83
October 2017...................       1,887,114.83
November 2017..................       1,886,489.83
December 2017..................       1,885,864.83
January 2018...................       1,885,239.83
February 2018..................       1,884,614.83
March 2018.....................       1,883,989.83
April 2018 and thereafter......               0.00

     Each Corridor Contract is scheduled to remain in effect up to and including the related Corridor Contract Termination Date. Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the related Corridor Contract Counterparty, the failure by the related Corridor Contract Counterparty (within three business days after notice of the failure is received by such Corridor Contract Counterparty) to make a payment due under the related Corridor Contract or the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under each Corridor Contract if the related Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and
Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the related Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that,
(i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and with respect to Bear Stearns as Corridor Contract Counterparty, which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

     If a Corridor Contract is terminated early, the related Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from such Corridor Contract Counterparty will be paid to the trustee on behalf of the supplemental interest trust and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the related Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of a Corridor Contract or in any other circumstance.

     The significance percentage for each Corridor Contract is less than 10% and, the significance percentage of for all of the Corridor Contracts with the Corridor Contract Counterparties in the aggregate is less than 10%. The "significance percentage" for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     Bear Stearns Financial Products Inc. or BSFP, will be the interest rate contract provider under the Class 1-A-6 Corridor Contract. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

     SRFP, will be the interest rate contract provider under the Class 1-A-11 Corridor Contract. Swiss Re Financial Products Corporation ("SRFP") is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP's headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of "AA-" and a short-term debt rating of "A-1+" from Standard & Poor's.

     SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company ("Swiss Re"), a Swiss corporation. The obligations of SRFP under the Class 1-A-11 Corridor Contract are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world's leading reinsurers. Swiss Re and its reinsurance subsidiaries have over 70 offices in more than 30 countries. Swiss Re's headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland. On June 12, 2006, Swiss Re announced that it completed its acquisition of GE Insurance Solutions (excluding its US life and health business) from General Electric.

     Swiss Re currently has (i) from Standard & Poor's: long-term counterparty credit, financial strength and senior unsecured debt ratings of "AA-" and a short-term counterparty credit rating of "A-1+," (ii) from Moody's: insurance financial strength and senior debt ratings of "Aa2" (negative outlook), and a short-term rating of "P-1" and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of "AA-".

     Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General's office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

     The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this free writing prospectus. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus other than the information contained in the preceding four paragraphs.

     The offered certificates do not represent an obligation of either Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contracts.

     The Corridor Contracts will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust by the supplemental interest trustee, on behalf of the holders of the Class 1-A-6 and Class 1-A-11 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the related class of certificates to the extent necessary to pay the applicable current Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-6 and Class 1-A-11 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Deutsche Bank Securities Inc.

     For any Distribution Date, on or prior to the related Corridor Contract Termination Date, the "Yield Supplement Amount" for the Class 1-A-6 or the Class 1-A-11 Certificates, as applicable, will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the applicable class of certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and the applicable Corridor Ceiling Rate over (ii) the applicable Corridor Strike Rate.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priority of Distributions Among Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 6.75%    Net mortgage rate divided by 6.75%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE         NET MORTGAGE RATE
 LOANS IN LOAN GROUP          FOR MORTGAGE LOAN
---------------------   -----------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.75%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.00% -- net mortgage rate)
                            divided by 6.00%
         2            (6.75% -- net mortgage rate)
                            divided by 6.75%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of

               (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

               (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

               (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to that Distribution Date,

               (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

               (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

               (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion

          Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     (iii) with respect to loan group 1, on the first Distribution Date after the Funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the Class PO Certificates.

     Class 1-A-13 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 1-A-13 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Accrual Amount") will be distributed as principal in the following order:

                    1. in an amount up to $68,000 on each Distribution Date, to the Class 1-A-9 Certificates, until its Class Certificate Balance is reduced to zero;

                    2. in an amount up to 1% of the Accrual Amount available pursuant to this rule, in the following order:

                         (a) in an amount up to $973,000 on each Distribution Date, to the Class 1-A-10 Certificates, until its Class Certificate Balance is reduced to zero;

                         (b) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (c) to the Class 1-A-10 Certificates, until its Class Certificate Balance is reduced to zero;

                    3. in an amount up to $445,130 on each Distribution Date, to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero;

                    4. in an aggregate amount up to $973,000 (including any amounts paid pursuant to Rule 2(a) above) on each Distribution Date, to the Class 1-A-10 Certificates, until its Class Certificate Balance is reduced to zero;

                    5. concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    6. sequentially, to the Class 1-A-10, Class 1-A-16, Class 1-A-9 and Class 1-A-13 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     Sequentially, to the following classes of certificates:

     1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

     2. concurrently, to the Class 1-A-4, Class 1-A-19 and Class 1-A-20 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

     3. concurrently,

          a. 8.8472346718% in the following order:

               i. in an amount up to $463,500 on each Distribution Date, to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

               ii. concurrently, to the Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

               iii. sequentially, to the Class 1-A-1 and Class 1-A-5
                    Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

          b. 65.8826243670% in the following order:

               i. in an amount up to $1,000 on each Distribution Date, concurrently, to the Class 1-A-6 and Class 1-A-11 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

               ii. in an amount up to $1,680,000 on each Distribution Date, concurrently, 10.6165001646% to the Class 1-A-8 Certificates, until its Class Certificate Balance is reduced to zero, and 89.3834998354% in the following order;

                    (1) beginning with the Distribution Date in December 2007, in an amount up to $349,000 on each Distribution Date, to the Class 1-A-18 Certificates, until its Class Certificate Balance is reduced to zero; and

                    (2) sequentially, to the Class 1-A-17 and Class 1-A-18 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               iii. concurrently, to the Class 1-A-6 and Class 1-A-11
                    Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

               iv. concurrently, 10.6165001646% to the Class 1-A-8 Certificates, until its Class Certificate Balance is reduced to zero, and 89.3834998354%, sequentially, to the Class 1-A-17 and Class 1-A-18 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

          c. 25.2701409612% in the following order;

               i. in an amount up to $68,000 on each Distribution Date, to the Class 1-A-9 Certificates, until its Class Certificate Balance is reduced to zero;

               ii. in an amount up to 1% of Senior Principal Distribution Amount available pursuant to this rule, in the following order:

                    (1) in an aggregate amount up to $973,000 (including any amounts paid pursuant to the Class 1-A-13 Accrual Amount) on each Distribution Date, to the Class 1-A-10 Certificates, until its Class Certificate Balance is reduced to zero;

                    (2) concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (3) to the Class 1-A-10 Certificates, until its Class Certificate Balance is reduced to zero;

               iii. in an amount up to $445,130 on each Distribution Date, to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero;

               iv. in an aggregate amount up to $973,000 (including any amounts paid pursuant to the Class 1-A-13 Accrual Amount and Rule 3(c)(ii)(1) above) on each Distribution Date, to the Class 1-A-10 Certificates, until its Class Certificate Balance is reduced to zero;

               v. concurrently, to the Class 1-A-14 and Class 1-A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

               vi. sequentially, to the Class 1-A-10, Class 1-A-16, Class 1-A-9 and Class 1-A-13 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

     4. concurrently, to the Class 1-A-4, Class 1-A-19 and Class 1-A-20 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     - concurrently, to the Class 2-A-1, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage.

     "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-4, Class 1-A-19 and Class 1-A-20 Certificates immediately prior to such Distribution Date, and the denominator of which is the Non-PO Pool Balance for loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments on the mortgage loans in loan group 1 received in the Prepayment Period related to the prior Due Date).

     "Scheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the liquidation proceeds allocable to principal received with respect to such mortgage loan and
(ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from November 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

               - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

               - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan,

     -    the sum of

               - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

               - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

     - with respect to loan group 1, the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period allocated to loan group 1 but not allocable to the Class PO Certificates,

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date.

     For any Distribution Date on and prior to a Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

     provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

               - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

               - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

     Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

     Accordingly, the subordinated certificates will not receive distributions of principal until the Undercollateralized Group is no longer undercollateralized.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                             Beneficial     Initial Credit        Original
                             Interest in      Enhancement     Applicable Credit
                           Issuing Entity        Level       Support Percentage
                           --------------   --------------   ------------------
Senior Certificates ....       94.65%            5.35%               N/A
Class M-1 ..............        1.90%            3.45%              5.35%
Class M-2 ..............        0.50%            2.95%              3.45%
Class M-3 ..............        0.75%            2.20%              2.95%
Class M-4 ..............        0.25%            1.95%              2.20%
Class M-5 ..............        0.25%            1.70%              1.95%
Class M-6 ..............        0.30%            1.40%              1.70%
Class M-7 ..............        0.15%            1.25%              1.40%
Class B-1 ..............        0.15%            1.10%              1.25%
Class B-2 ..............        0.15%            0.95%              1.10%
Class B-3 ..............        0.25%            0.70%              0.95%
Class B-4 ..............        0.40%            0.30%              0.70%
Class B-5 ..............        0.30%            0.00%              0.30%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M-1 Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

               - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

               - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

               - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

               - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of

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which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of

     -    the sum of the applicable PO Percentage of:

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

          - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     - with respect to loan group 1, the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period that is allocable to the Class PO Certificates.

On the first Distribution Date following the end of the Funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans during the Funding Period. The "PO Sublimit" is a portion of the amount deposited in the Pre-funding Account on the closing date which is equal to $465,665.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

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ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-13 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that Distribution Date and its initial Class Certificate Balance, until their Class Certificate Balances are reduced to zero, except that the Non-PO Percentage of (i) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-4, Class 1-A-9, Class 1-A-11, Class 1-A-16 and Class 1-A-17 Certificates will instead be allocated the Class 1-A-19 Certificates, concurrently, as follows: (i) the first $628,000 of Realized Losses that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-19 Certificates, (ii) the first $436,000 of Realized Losses that would otherwise be allocated to the Class 1-A-9 Certificates will instead be allocated to the Class 1-A-19 Certificates, (iii) the first $5,350,000 of Realized Losses that would otherwise be allocated to the Class 1-A-11 Certificates will instead be allocated to the Class 1-A-19 Certificates, (iv) the first $1,725,000 of Realized Losses that would otherwise be allocated to the Class 1-A-16 Certificates will instead be allocated to the Class 1-A-19 Certificates and (v) the first $8,359,000 of Realized Losses that would otherwise be allocated to the Class 1-A-17 Certificates will instead be allocated to the Class 1-A-19 Certificates and (ii) any Realized Losses on the mortgage loans in loan

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          group 2 that would otherwise be allocated to the Class 2-A-4
          Certificates will instead be allocated to the Class 2-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in this free writing prospectus and in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.